UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 24, 2015

ClearOne, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

Utah	001-33660	87-0398877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On November 24, 2015, ClearOne, Inc. (the “Company”) received a letter from NASDAQ Stock Market stating that the Company no longer complies with NASDAQ Listing Rule 5250(c)(1) as a result of its former auditor McGladrey LLP’s resignation and withdrawal of its audit report on the Company’s financial statements for the year ended December 31, 2014 solely as a result of its determination that it was not independent of the Company for such period and subsequent interim periods and the Company’s delay in filing its Form 10-Q for the period ended September 30, 2015. McGladrey's resignation was not due to any reason related to the Company's financial reporting or accounting operations, policies or practices. Prior to such determination, the Company did not believe there were any issues relating to McGladrey’s independence.

The letter was issued by NASDAQ under NASDAQ Listing Rule 5810(c)(2) for the Company’s failure to comply with NASDAQ Listing Rule 5250(c)(1). The Company has 60 calendar days, or until January 25, 2016, to submit to NASDAQ a plan (the “Plan”) to regain compliance with the NASDAQ Listing Rules. The Company intends to (i) complete the re-audit of the Company's consolidated financial statements for the year ended December 31, 2014 with its new auditors and file the new report of Independent Registered Public Accounting Firm relating to the Company's consolidated financial statements for the year ended December 31, 2014, (ii) complete the re-review of the Company’s financial statements for the interim periods ended March 31, 2015 and June 30, 2015 with its new auditors, and (iii) file the Company’s Form 10-Q for the period ended September 30, 2015 as soon as possible and before the Plan has to be submitted to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ClearOne, Inc., (Registrant)

December 1, 2015	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu Chief Executive Officer (Principal Executive Officer)